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EXHIBIT 10.6

                              ISLAND PACIFIC, INC.
                            STOCK OPTION GRANT NOTICE


Island Pacific, Inc. (the "Company"), pursuant to the Employment Agreement dated June 1, 2004 (the "Employment Agreement"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below (the "Option"). The Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not defined herein shall have the same meaning as in the Stock Option Agreement.

Optionholder:                                 Michael Tomczak
Date of Grant:                                June 1, 2004
Vesting Commencement Date:                    June 1, 2004
Number of Shares Subject to Option:           1,772,354
Exercise Price (Per Share):                   $0.76
Total Exercise Price:                         $1,346,989
Expiration Date:                              June 1, 2014

TYPE OF GRANT:      [ ] Incentive Stock Option(1)  [X] Nonstatutory Stock Option
EXERCISE SCHEDULE:  [X] Same as Vesting Schedule   [ ] Early Exercise Permitted

VESTING SCHEDULE: This option (and any shares issued upon the early exercise of this Option) shall vest in accordance with the following schedule:

[ ] ALTERNATIVE 1: (FOUR YEAR ANNUAL VESTING-STANDARD) This option shall vest annually over four years at the rate of twenty-five (25%) percent per year commencing on the Vesting Commencement Date.

[ ] ALTERNATIVE 2: (FIVE YEAR ANNUAL VESTING-MINIMUM) This option shall vest annually over five years at the rate of twenty (20%) percent per year commencing on the Vesting Commencement Date.

[X] ALTERNATIVE 3: (OTHER) So long as the Optionholder's Continuous Status (as defined below) continues, this Option shall vest as follows: 886,178 shares shall vest on the first anniversary of the date of the grant ("Grant Date"). The remaining 886,176 shares shall vest in twelve (12) equal monthly installments of 73,848 commencing on the first anniversary of the Grant Date and terminating on the second anniversary of the Grant Date. This Option shall cease vesting on the termination of the Optionholder's Continuous Status.

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                     By cash or check
                     Pursuant to a Regulation T Program if the Shares are
                       publicly traded
                     By delivery of already-owned shares if the Shares are
                       publicly traded


ADDITIONAL TERMS/ACKNOWLEDGMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice and the Stock Option Agreement. Optionholder further acknowledges that as of the Grant Date, this Grant Notice and the Stock Option Agreement set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

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(1) If this is an incentive stock option, it (plus your other outstanding incentive stock options) cannot be first EXERCISABLE for more than $100,000 in any calendar year. Any excess over $100,000 is a nonstatutory stock option.


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ISLAND PACIFIC, INC.                            OPTIONHOLDER:


By: ___________________________________         ________________________________
                Signature                       Name:      Michael Tomczak

Name:__________________________________         Date: __________________________

Title:_________________________________

Date:__________________________________

ATTACHMENTS:      Stock Option Agreement
                  Notice of Exercise





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                                  ATTACHMENT I

                             STOCK OPTION AGREEMENT

         Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, Island Pacific, Inc. (the "Company") has granted you the Option to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Capitalized terms used but not defined herein shall have the meaning set forth on the Grant Notice.

         The details of your option are as follows:

         1. VESTING. Subject to the limitations contained herein, your Option will vest as provided in your Grant Notice.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of the Company's Common Stock subject to your Option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time, as provided in Section 8 below.

         3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your Option. You may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY YOUR GRANT NOTICE, which may include one or more of the following:

                  (a) In the Company's sole discretion at the time your Option is exercised and provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Company's Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                  (b) Provided that at the time of exercise the Company's
Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, by delivery of already-owned shares of the Company's Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) or any restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act") or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at fair market value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your Option, shall include delivery to the Company of your attestation of ownership of such shares of the Company's Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your Option by tender to the Company of the Company's Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

         4. WHOLE SHARES. You may exercise your Option only for whole shares of the Company's Common Stock.

         5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your Option unless the shares of the Company's Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of the Company's Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option must also comply with other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

         6. TERM. The term of your Option commences on the Date of Grant and your Option shall be exercisable for vested shares until the EARLIEST of the following:

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                  (a) twelve (12) months after the termination of your
Continuous Status (as defined below), if your Continuous Status is terminated without Cause (as defined below).

                  (b) immediately, if your Continuous Status is terminated for Cause.

                  (c) twelve (12) months after the termination of your Continuous Status due to your total and permanent disability;

                  (d) twelve (12) months after your death if you die either during your Continuous Status or within three (3) months after your Continuous Status terminates; or

                  (e) the Expiration Date indicated in your Grant Notice;

         For purposes of this Agreement, "Cause" shall mean the existence or occurrence of any of the following: (a) your conviction for or pleading of nolo contendre to any felony involving the Company or moral turpitude; (b) your misappropriation of Company assets; (c) your willful violation of a Company policy or a directive of the Board previously delivered to you in writing; (d) your breach of confidentiality, proprietary information or business opportunity obligations set forth in Sections 11, 12, or 13 of your Employment Agreement with the Company dated June 1. 2004 ("Employment Agreement"); or (e) your willful neglect or material breach of any duty or obligation under this Agreement or your Employment Agreement or your failure to perform under this Agreement or your Employment Agreement.

         For purposes of this Agreement, "Continuous Status" shall mean your service with the Company as a director, officer, consultant or an employee is not interrupted or terminated. Your Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which you render service to the Company or an affiliate of the Company as an employee, consultant, officer or Director or a change in the entity for which you render such service, provided that there is no interruption or termination of your Continuous Service. The Board in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

         7. EXERCISE.

                  (a) You may exercise the vested portion of your Option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (b) By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your Option, (2) the lapse of any substantial risk of forfeiture to which the shares of the Company's Common Stock are subject at the time of exercise, or (3) the disposition of shares of the Company's Common Stock acquired upon such exercise.

         8. ADJUSTMENTS UPON CHANGES IN STOCK.

                  (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Company's Common Stock subject to your Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the number of shares issuable upon exercise of your Option and the exercise price per share of the Company's Common Stock subject to your Option will be proportionately adjusted. The Company's Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

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                  (b) CHANGE IN CONTROL. In the event of a Change of Control (as defined below), the vesting of your Option (and, if applicable, the time during which such Option may be exercised) shall thereupon be accelerated in full and shall terminate if not exercised (if applicable) prior to such event. For the purposes of this Agreement a Change in Control shall mean: (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group of persons acting in concert shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the issued and outstanding voting securities; (ii) the consummation of any consolidation or merger of either the Company through which the holders of the Company's (as applicable) issued and outstanding voting shares immediately prior to the merger have less than 50% of the issued and outstanding voting shares, on a converted basis, of the surviving or continuing corporation after the merger; or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

         9. TRANSFERABILITY. Your Option is not transferable without the prior written consent of the Company, except by will or by the laws of descent and distribution.

         10. AVAILABILITY OF SHARES. Commencing on the first anniversary of the Grant Date of your Option and at all times thereafter, the Company shall keep available at all times the number of shares of the Company's Common Stock required to satisfy your Option.

         11. OPTION NOT A SERVICE CONTRACT. Your Option is not an employment or service contract, and nothing in your Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate of the Company, as defined under the Securities Act ("Affiliate"), or of the Company or an Affiliate to continue your employment. In addition, nothing in your Option shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an Affiliate.

         12. WITHHOLDING OBLIGATIONS.

                  (a) At the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Option.

                  (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of the Company's Common Stock otherwise issuable to you upon the exercise of your Option a number of whole shares of the Company's Common Stock having a fair market value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

                  (c) You may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company shall have no obligation to issue a certificate for such shares of the Company's Common Stock.

         13. NOTICES. Any notices provided for in your Option or the Plan shall be in writing and shall be deemed given upon receipt or, in the case of notices delivered by mail to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         14. AMENDMENT OF OPTIONS. The Board at any time, and from time to time, may amend the terms of your Option; PROVIDED, HOWEVER, that the rights under your Option shall not be impaired by any such amendment unless without your prior written consent.

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         15. CHOICE OF LAW. The law of the State of California shall govern all questions concerning the construction, validity and interpretation of your Option and this Option Agreement, without regard to such state's conflict of laws rules.




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                                 ATTACHMENT III

                              ISLAND PACIFIC, INC.
                               NOTICE OF EXERCISE

This constitutes notice under my Option that I elect to purchase the number of shares for the price set forth below.

         Type of option (check one)         Incentive ____    Non-statutory ____

                  Stock option dated:                       ____________________

                  Number of shares as
                  to which option is
                  exercised:                                 ___________________

                  Certificates to be
                  issued in name of:                         ___________________

                  Total exercise price                      $___________________

                  Cash payment delivered
                  herewith:                                 $___________________

         By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of my Option Agreement, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

         I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of my Option as set forth above:

         I warrant and represent to the Company that I have no present intention of distributing or selling the Shares, except as permitted under the Securities Act of 1933, as amended, and any applicable state securities laws.

         I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the any other applicable securities laws.


                                             ___________________________________
                                                      (Name)
                                             ___________________________________
                                                      (Date)



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